UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2015

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increase

On June 25, 2015, the Compensation Committee of our Board of Directors, or the Compensation Committee, approved a merit increase to the annual base salary of one of our named executive officers, Evan Loh, M.D., our President and Chief Medical Officer. Effective as of July 1, 2015, the annual base salary of Dr. Loh will increase from $345,000 to $375,000.

Equity Compensation Awards

On June 25, 2015, the Compensation Committee approved the grant of stock option awards, or Options, and restricted stock unit awards, or RSUs, pursuant to our 2015 Equity Incentive Plan, or the 2015 Plan, to certain of our named executive officers.

The following table sets forth the number of shares issuable upon vesting of each Option and RSU award for each named executive officer:

Named Executive Officer	Options	RSUs
Michael F. Bigham Chairman of the Board and Chief Executive Officer	100,000	50,000
Evan Loh, M.D. President and Chief Medical Officer	60,000	30,000

The foregoing Options and RSUs were granted effective June 30, 2015 under and subject to the terms and conditions of the 2015 Plan and the applicable form of notice of grant and award agreement thereunder. Subject to the grantee’s continued service and certain other conditions under the 2015 Plan and the applicable award agreement, the RSUs will vest in full on June 29, 2018, the three-year anniversary of the grant date.

The Options have an exercise price of $25.77, equal to the closing price of our Common Stock on June 30, 2015, the date of the grant. Subject to the optionee’s continued service and certain other conditions under the 2015 Plan, the Options will vest in 36 equal monthly installments measured commencing from the grant date.

In addition, in accordance with the terms of Mr. Bigham and Dr. Loh’s amended and restated employment agreements, as previously filed with the Securities and Exchange Commission, the vesting of the Options and RSUs will accelerate upon certain employment termination events.

2015 Equity Incentive Plan

The 2015 Plan, in which Mr. Bigham and Dr. Loh now participate, was adopted by our Board of Directors on April 10, 2015 and approved by our stockholders at our 2015 annual meeting of stockholders (the “Annual Meeting”) on June 9, 2015.

The terms of the 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.

A summary of the material terms of the 2015 Plan is set forth in our definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”), which we filed with the Securities and Exchange Commission on April 24, 2015 and can be viewed at www.sec.gov. The 2015 Plan is attached as a appendix to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ Douglas W. Pagán
Douglas W. Pagán
Chief Financial Officer